Exh. 10(xxxii)
RENASANT CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into by and between Mark W. Jeanfreau (“Executive”) and Renasant Corporation, a Mississippi corporation (the “Company”), to be effective as of September 1, 2017 (the “Effective Date”).

1.    General:

1.1    Position. The Company shall employ and retain Executive as its Sr. Executive Vice President and Governance Counsel, or in such other capacity or capacities as shall be mutually agreed upon, from time to time, by Executive and the Company, and Executive agrees to be so employed, subject to the terms and conditions set forth herein. Executive’s duties and responsibilities shall be those assigned to him, from time to time, by the Executive Chairman of the Company and shall include such duties as are the type and nature normally assigned to similar officers of a corporation of the size, type and stature of the Company. Executive shall report to the Executive Chairman of the Company.

1.2    Full Time and Attention. During the Employment Term (as defined below), Executive shall devote his full time, attention and energies to the business of the Company and will not, without the prior written consent of the Chief Executive Officer, be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activities are pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, Executive shall not be prevented from: (a) engaging in any civic or charitable activity for which Executive receives no compensation or other pecuniary advantage; (b) investing his personal assets in businesses which do not compete with the Company, provided that such investment is solely that of an investor; or (c) purchasing securities in any corporation whose securities are regularly traded on an established market, provided that such purchases will not result in Executive owning beneficially at any time 2% or more of the equity securities of any corporation engaged in a business competitive with that of the Company.

2.    Duration; Renewal:

Executive’s employment under this Agreement shall commence as of the Effective Date and shall terminate on the two-year anniversary thereof (the “Initial Term”). At the end of the Initial Term and on each anniversary of such date thereafter (each a “Renewal Date”), this Agreement shall be automatically extended for an additional one-year period (a “Renewal Term”), unless either party provides written notice to the other that this Agreement shall not be extended, such notice to be provided not less than 60 days prior to any Renewal Date or the expiration of the Initial Term, as the case may be (the Initial Term and any Renewal Term referred to as Executive’s “Employment Term”).

3.    Compensation And Benefits:

3.1    Base Compensation. The Company shall pay to Executive base compensation in an amount not less than amount payable as of the execution of this Agreement, such amount to be prorated and paid in equal installments in accordance with the Company’s regular payroll practices and policies. Such compensation shall be reviewed and may be adjusted no less often than annually by the Company’s Board of Directors (the “Board”) or by the Chief Executive Officer, if such review has been delegated by the Board (such amount, as may be adjusted from time to time, Executive’s “Base Compensation”); provided that such compensation shall not be reduced unless part of a reduction applicable to all or substantially all similarly situated officers.

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3.2    Benefits and Perquisites. Executive shall further be eligible to receive the following benefits and perquisites:

a.    Participation in the Company’s Performance Based Rewards Plan, as the same may be amended, restated or replaced from time to time (the “PBRP”);

b.    Grants and awards under the Company’s 2011 Long-Term Incentive Compensation Plan, as the same may be amended, restated or replaced from time to time (the “LTIP,” which reference shall include the terms of any incentive agreement issued thereunder), including as of the Effective Date, a time-based restricted stock award in the amount of 1,000 shares of the Company’s common stock, $5.00 par value per share, which the parties acknowledge has previously been awarded to Executive;

c.    Paid annual leave as determined under the standard policies and practices of Renasant Bank or the Company, as the case may be;

d.    A transportation benefit in the amount of $1,000 per month;

e.    Reimbursement or payment of dues and capital assessments for membership in the country club designated by Executive; provided that if any bond or capital or similar payment made by the Company is repaid to Executive, Executive shall promptly remit to the Company the amount thereof.

Executive may be further eligible to participate in such plans, policies, and programs as may be maintained, from time to time, by the Company, the Bank or their affiliates for the benefit of senior executives or employees, including, without limitation, any nonqualified deferred compensation or similar executive benefit plan, fringe benefit plans, profit sharing, life insurance or group medical and other welfare benefit plans. Any such participation shall be determined in accordance with the specific terms and conditions of the documents evidencing any such plans, policies, and programs. Executive agrees that nothing contained herein shall be deemed to require the Company, the Bank or any affiliate thereof to maintain any particular plan, policy, or program for any particular period, and nothing shall be deemed to prohibit the amendment, modification, replacement or termination of any such plan, policy or program. References herein to a plan, policy or program or arrangement shall be deemed to include and refer to any amendment or successor thereto or replacement thereof.

3.3    Reimbursement of Expenses. The Company shall reimburse Executive for such reasonable and necessary expenses as are incurred by Executive in carrying out his duties hereunder, consistent with the Company’s standard policies and annual budget. The Company’s obligation to reimburse Executive hereunder shall be contingent upon the timely presentment by Executive of an itemized accounting of such expenditures in accordance with the Company’s policies.

4.    Executive’s Separation From Service:

4.1    Condition Precedent. Except for the payment of the Mandated Amounts (as defined below), as a condition of the receipt of any payment or the provision of any benefit described in this Section 4, Executive shall timely execute and deliver to the Company a waiver and release, substantially in form attached hereto as Exhibit A hereto, subject to such modification as the Company may deem necessary or appropriate, from time to time (a “Release”). Payment of any amount due hereunder shall be made (or

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commence) as soon as practicable following such execution and delivery, but in no event more than 90 days after Executive’s Separation Date (as defined below).
4.2    Separation on Account of Death or Disability. If Executive dies or becomes Disabled, this Agreement and Executive’s employment hereunder shall terminate (the date of such termination for any reason, Executive’s “Separation Date”) and the Company shall pay to Executive (or to his spouse or estate): (a) the Mandated Amounts; and (b) any Accrued Cash Bonus.

As used herein, the “Mandated Amounts” shall consist of: (a) any Base Compensation accrued but unpaid as of Executive’s Separation Date; (b) any amount that is accrued, vested and not otherwise subject to forfeiture under any separate employee or executive benefit plan, policy or program in which Executive participated or was covered as of his Separation Date; (c) any amount, other than an Accrued Cash Bonus, that is not subject to forfeiture and is subject to payment under the LTIP or PBRP in accordance with the terms thereof; and (d) any additional amounts or benefits required by law to be provided, which cannot be waived. Payment or provision of the Mandated Amounts shall be made at the time or times and in the form prescribed under the applicable governing documents or in accordance with governing law, as the case may be.

As used herein, the term “Accrued Cash Bonus” shall mean the amount payable, if any, under the PBRP for the Company’s completed fiscal year preceding the year in which Executive’s Separation Date occurs, which amount has not been paid as of Executive’s Separation Date; such amount, if any, shall be paid at the time such bonuses are ordinarily paid under the PBRP.

As used herein, the term “Disabled” or “Disability” or words of similar import shall mean that Executive is: (a) unable to engage in any substantial gainful activity due to a medically-determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least 12 months, as determined by a physician appointed by the Company or reasonably satisfactory to the Company; (b) receiving benefits under the Company’s or an affiliate’s separate long-term disability plan for a period of at least three months as a result of a medically-determinable physical or mental impairment; or (c) has been determined eligible to receive Social Security disability benefits.

4.3    Involuntarily Separation for Cause. This Agreement may be terminated and Executive’s employment hereunder may be involuntarily separated by the Company on account of Cause and without notice. In such event, the Company shall pay or provide to Executive the Mandated Amounts and shall have no further obligation hereunder.

In the event of a separation for Cause hereunder, the Compensation Committee of the Board (or its designee) shall provide written notice to Executive, including a description of the specific reasons for its determination of Cause, including a reasonable opportunity to cure the events giving rise to Cause, to the extent the committee (or designee) determines that such Cause is reasonably susceptible of cure. In the event Executive fails to timely cure such Cause to the satisfaction of the Compensation Committee (or designee), to the extent a cure period has been provided hereunder, the committee (or designee) shall confirm that the actions or inactions of Executive constitute Cause as defined herein. As used herein, the term “Cause” shall mean and be deemed to have occurred if Executive:

a.    Commits an intentional act of fraud, embezzlement or theft in the course of his employment or otherwise engaged in any intentional misconduct which is materially injurious to the financial condition or business reputation of the Company or the Bank;

b.    Commits intentional damage to the property of the Company or the Bank;

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c.    Is indicted for the commission of a felony or a crime involving moral turpitude;

d.    Willfully and substantially refuses to perform the essential duties of his position;

e.    Commits a material breach of this Agreement;

f.    Intentionally, recklessly or negligently violates any material provision of any code of ethics, code of conduct or equivalent code or policy of the Company or the Bank applicable to him; or

g.    Intentionally, recklessly or negligently violates any material provision of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any of the rules adopted by the Securities and Exchange Commission or any other governmental agency implementing the provisions of these laws.

No act or failure to act on the part of Executive shall be deemed “intentional” if it is due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done or omitted to be done by Executive not in good faith and without reasonable belief that his action(s) or omission(s) are in the best interest of the Company, the Bank or an affiliate thereof.

4.4    Executive’s Constructive Separation. Executive may terminate this Agreement and his employment hereunder on account of Constructive Separation. In such event, the Company shall pay or provide to Executive:

a.    The Mandated Amounts.

b.    Any Accrued Cash Bonus.

c.    A cash payment in the aggregate amount of: (i) Executive’s Base Compensation in effect prior to his Separation Date, determined without regard to any reduction thereof giving rise to Executive’s Constructive Termination, for the remainder of the Employment Term but not less than 12 months; and (ii) Executive’s target bonus payable under the PBRP for the year in which Executive’s Separation Date occurs, prorated to reflect Executive’s period of service during such year; such aggregate amount to be paid in the form of a single-sum not more than 60 days following Executive’s Separation Date or such other time as may be determined in accordance with the Release.

d.    The vesting or settlement of any outstanding grant or award under the LTIP that would otherwise vest or be deemed free of restriction on account of an involuntary termination of employment by the Company, without Cause, as if Executive’s Construction Termination hereunder constitutes such a termination.

e.    If Executive and/or his dependents timely elect to continue coverage under any group medical, dental or vision plan of the Company or the Bank, in accordance with Section 4980B(f)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) (other than a health flexible spending account under a self-insured medical reimbursement plan described in Code Section 125), the amount of the applicable continuation coverage premium therefore, payable on the first day of each month, for the lesser of 18 months or the actual period of such coverage as determined in accordance with Code Section 4980B.

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As used herein, the term “Constructive Separation” shall mean:

a.    A material reduction (other than a reduction in pay uniformly applicable to all officers of the Company) in the amount of Executive’s Base Compensation;

b.    A material reduction in Executive’s authority, duties or responsibilities from those contemplated in Section 1.2 of this Agreement; provided that a change in title unaccompanied by other changes in duties or authority, shall not be deemed a material reduction hereunder;
c.    A material breach of this Agreement by the Company;

d.    A requirement by the Company that Executive shall change the location of his primary place of employment to a location more than 30 miles from Executive’s then current principal place of business; or

e.    Any attempt on the part of the Company to require Executive to perform (or omit to perform) any act or to engage (or omit to engage) in any conduct that would constitute illegal action or inaction on the part of Executive.

No event or condition described in this Section 4.4 shall be deemed to constitute a Constructive Separation unless: (a) Executive promptly gives written notice of his objection to such event or condition, which notice shall be provided no later than 30 days after Executive first knows, or should first know, of its occurrence; (b) such event or condition is not reasonably corrected by the Company promptly after receipt of such notice, but in no event more than 30 days thereafter; and (c) Executive separates from service, such separation occurring not more than 30 days following the expiration of the 30-day correction period described in subparagraph (b) hereof.

4.5    Involuntary Separation by the Company, Without Cause. The Company may terminate this Agreement and involuntarily separate Executive’s employment hereunder, without Cause, upon 60 days’ prior written notice to Executive, or such shorter period as may be agreed upon by Executive and the Company. In such event, the Company shall provide to Executive those amounts and benefits described in Section 4.4 hereof, as if Executive’s Constructive Separation had occurred.

4.6    Separation by Executive. Executive may terminate this Agreement and separate from his employment hereunder, other than on account of Constructive Termination, upon 60 days’ prior written notice to the Company, or such shorter period as may be agreed upon by the Board and Executive. In such event, the Company shall pay or provide the Mandated Amounts and shall have no further obligation hereunder.

4.7    Expiration of Agreement. If this Agreement shall expire by notice of nonrenewal in accordance with Section 2 hereof and:

a.    If Executive shall contemporaneously separate from service: (i) if such non-renewal is by the mutual consent of the parties hereto as of the end of the Initial Term, or if such notice is furnished by the Company during the five-year period following the Effective Date, the Company shall pay or provide to Executive the amounts and benefits described in Section 4.5 hereof, as if such separation was involuntary by the Company without Cause; or (ii) if such notice is furnished by the Company after the expiration of such period, or at any time by Executive, he shall be paid or provided the Mandated Amounts.

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b.    If Executive shall continue to perform services for the benefit of the Company, he shall thereafter be deemed an “at will” employee.

In either such event, the rights and obligations of the parties hereunder shall cease, except to the extent provided in Section 7.14 hereof.

4.8    Return of Property. Upon termination or expiration of this Agreement and the employment of Executive hereunder for any reason, Executive or his estate shall promptly return to the Company all of the property of the Company and its affiliates, including, without limitation, equipment, computers, mobile telephones, software, credit cards, manuals, customer lists, financial data, letters, notes, notebooks, reports and copies of any of the above and any Confidential Information (as defined below) in the possession or under the control of Executive, regardless of the form in which maintained.

5.    Change In Control:

5.1    Condition Precedent. Except for the payment of the Mandated Amounts, as a condition of the receipt of any payment or the provision of any benefit hereunder, Executive shall timely execute and deliver to the Company a Release. Executive shall further acknowledge and agree that any payment or benefit under this Section 5 shall be in lieu of, and not in addition to, any severance payment, separation pay or other benefit or cash award payable to Executive on account of his separation from service, whether under this Agreement or otherwise, such that there shall be no duplication of payments or benefits hereunder.

5.2    Executive’s Separation From Service in Connection With a Change in Control. If Executive separates from service with the Company and its affiliates during the 24-month period following a Change in Control (as defined in the LTIP), whether involuntarily, without Cause, or on account of his Constructive Separation, the Company shall pay or provide to Executive:

a.    The Mandated Amounts.

b.    Any Accrued Cash Bonus.

c.    A cash payment equal to two times the aggregate of Executive’s (i) Base Compensation in effect prior to the Change in Control, determined without regard to any reduction thereof giving rise to a Constructive Termination, and (ii) average bonus paid under the PBRP with respect to the Company’s two whole fiscal years preceding such Change in Control; such aggregate amount to be paid in the form of a single-sum not more than 60 days following Executive’s Separation Date, unless otherwise provided in a Release.

d.    If Executive and/or his dependents timely elect to continue group medical, dental or vision coverage within the meaning of Code Section 4980B(f)(2) with respect to a plan sponsored by the Company or the Bank (other than a health flexible spending account under a self-insured medical reimbursement plan described in Code Section 125), the amount of the applicable continuation coverage premium therefore, payable on the first day of each month, for the lesser of 18 months or the period of such coverage as determined in accordance with Code Section 4980B.

e.    Any outstanding award or grant shall vest, or be deemed free of restriction or otherwise settled as provided under the terms the LTIP.

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5.3    Limitation. Notwithstanding any provision of this Agreement to the contrary if the aggregate of all payments and benefits due to Executive hereunder, including any payment or benefit provided to Executive under a separate plan or arrangement (collectively, the “Aggregate Payments”) would result in any such payment being a “parachute payment” within the meaning of Code Section 280G, such payments shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of such payments and benefits, as so reduced, is deemed to constitute an “excess parachute payment.” For this purpose:
a.    The determination of whether any reduction in the Aggregate Payments is required shall be made at the expense of the Company and by the Company’s independent accountants or another independent accountant agreed upon by Executive and the Company.

b.    In the event that any portion of the Aggregate Payments is required to be reduced hereunder, then the reduction shall occur in the following order: (i) reduction of the amount payable under Section 5.2c hereof; (ii) reduction of Accrued Cash Bonus; and (iii) forfeiture of any grant or award under the LTIP. Within any of the foregoing categories, a reduction shall occur first with respect to amounts that are not deemed to constitute a “deferral of compensation” within the meaning of and subject to Code Section 409A (“Nonqualified Deferred Compensation”) and then with respect to amounts that are treated as Nonqualified Deferred Compensation, with such reduction being applied in each case to the payments in the reverse order in which they would otherwise be made (that is, later payments shall be reduced before earlier payments).

6.    Limitations On Activities:

6.1    Consideration for Limitation on Activities. Executive acknowledges that the execution of this Agreement constitutes consideration for the covenants contained herein, the sufficiency of which is hereby acknowledged by Executive.

6.2    Confidential Information. Executive recognizes and acknowledges that during the Employment Term and at all times thereafter, Executive will have access to or possess confidential, proprietary, non-public information concerning the Company, the Bank and their affiliates (collectively, the “Protected Entities”), whether or not considered a “trade secret” under applicable law, which may include, without limitation: (a) books, records and policies relating to operations, finance, accounting, personnel and management; (b) information related to any business entered into by the Protected Entities; (c) credit policies and practices, databases, customer and prospective customer lists, depositor and prospective depositor lists, and information obtained on competitors and tactics; (d) various other non-public trade or business information, including business opportunities and expansion or acquisition strategies, marketing, business diversification plans, methods and processes; and (e) retail marketing and operating policies and practices, including without limitation, policies and practices concerning the identity, solicitation, acquisition, management, resale or cancellation of unsecured or secured credit card accounts, loan or lease accounts, other accounts relating to consumer products and services and depository arrangements.

Executive agrees that he will not, whether during the Employment Term or at any time afterwards, make any independent use of, or disclose to any other person or organization, any Confidential Information, except: (a) as may be customarily required in the course of his employment with the Company; (b) as may be expressly authorized by the Company; (c) as may be required by law or legal process, provided that Executive shall furnish to the Company not less than five business days prior to such disclosure, or such shorter period as may be necessitated by facts and circumstances, written notice of such law or process, including a copy of all relevant documents, and shall cooperate with the Company to object to or limit

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such disclosure or to place such disclosure under seal; or (d) if and to the extent such information shall have become public information, other than on account of Executive’s breach of this covenant.

6.3    Non-Solicitation. Executive agrees that during the two-year period commencing on his Separation Date (regardless of the reason therefore), he shall not, directly or indirectly, for his own benefit, on behalf of another or to the Company’s detriment:

a.    Solicit for any business purpose, hire or offer to hire, or participate in the business solicitation or hiring of, any officer or employee of a Protected Entity;

b.    Persuade, or attempt to persuade in any manner, any officer, employee, agent or consultant of a Protected Entity to discontinue any relationship with a Protected Entity; or

c.    Solicit or divert, or attempt to solicit or divert, any customer or depositor of the Bank, as determined on Executive’s Separation Date, including any prospective or potential customer or depositor of the Bank with respect to which the Bank has expended material efforts to solicit before his Separation Date.

6.4    Non-Competition. Executive agrees that he shall not, for a period of two-years following his Separation Date in respect of a separation described in Section 5.2 hereof, or for a period of one-year following his Separation Date in respect of any other reason therefore, whether as an employee, officer, director, shareholder, owner, partner, joint venturer, independent contractor, consultant or in another managerial capacity, engage in the Banking Business within the Restricted Area. For purposes of this Section 6.4, the term “Banking Business” shall mean the management and/or operation of a retail bank or other financial institution, securities brokerage, or insurance agency or brokerage. The term “Restricted Area” shall mean the state in which the Company’s corporate headquarters is located as of Executive’s Separation Date and the 100-mile radius from such headquarters.

6.5    Business Reputation. Executive agrees that during the Employment Term and at all times thereafter, he shall refrain from making or publishing any adverse, untrue or misleading statement which has, or may reasonably be anticipated to have, the effect of demeaning the name or business reputation of the Company, except to the extent true and required by law or legal process.

6.6    Reformation. The parties agree that each of the covenants set forth herein is intended to constitute a separate restriction. Should any covenant be declared invalid or unenforceable, such covenant shall be deemed severable from and shall not affect the remainder thereof.

The parties further agree that each of the covenants contained herein is reasonable in both time and geographic scope. If and to the extent a court of competent jurisdiction or an arbitrator, as the case may be, determines that any of the covenants is unreasonable, then it is the intention of the parties that such covenant or covenants be enforced to the fullest extent that such court or arbitrator deems reasonable and that this Agreement shall be deemed reformed to the extent necessary to permit such enforcement.

6.7    Remedies.  In the event of a breach or threatened breach by Executive of the provisions of Section 6 hereof, Executive agrees that the Company shall be entitled to seek a temporary restraining order or a preliminary injunction without the necessity of posting bond in connection therewith, whether in a court of law or by means of arbitration, in the Company’s discretion. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedy available to it for such breach or threatened breach, whether in law or equity, including the recovery of damages from Executive.

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Executive further agrees that upon the issuance of a temporary restraining order, the Company may, in its discretion, suspend any payments or benefits due to Executive or his dependents under this Agreement; provided that such payments shall be resumed when the Company reasonably determines that such breach or threatened breach has been corrected or cured, to the extent that such breach is susceptible of correction or cure. The Company shall provide to Executive written notice of the events giving rise to Executive’s breach or threatened breach of the provisions of this Agreement, including a statement as to whether the Company reasonably believes that such breach or threatened breach is susceptible of cure, at least two business days before seeking a temporary restraining order hereunder. Thereafter, Executive may correct such breach or threatened breach to the reasonable satisfaction of the Company; provided that if Executive fails to correct such breach or threatened breach within such two-day period, nothing contained herein shall preclude or delay the Company’s ability to seek a temporary restraining order hereunder.

7.    Miscellaneous:

7.1    Mitigation Not Required. As a condition of any payment hereunder, Executive shall not be required to mitigate the amount of such payment by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Executive under this Agreement.

7.2    Enforcement of This Agreement. In addition to the Company’s equitable remedies provided under Section 6 hereof, which need not be exclusively resolved by arbitration, in the event that any legal dispute arises in connection with, relating to, or concerning this Agreement, or in the event of any claim for breach or violation of any provision of this Agreement, Executive agrees that such dispute or claim will be resolved by arbitration. Any such arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association (“AAA”) concerning the resolution of employment disputes. Any such dispute or claim will be presented to a single arbitrator selected by mutual agreement of the Executive and the Company (or the arbitrator will be selected in accordance with the rules of the AAA). All determinations of the arbitrator will be final and binding upon the Executive and the Company. Except as provided in Section 7.3 hereof, each party to the arbitration proceeding will bear its own costs in connection with such arbitration proceedings, except that unless otherwise paid by the Company in accordance with such section, the costs and expenses of the arbitrator will be divided evenly between the parties. The venue for any arbitration proceeding and for any judicial proceeding related to this arbitration provision (including a judicial proceeding to enforce this provision) will be in Tupelo, Mississippi.

7.3    Attorneys’ Fees. In the event of a dispute in connection with this Agreement, all costs, fees and expenses, including attorneys’ fees, of any litigation, arbitration or other legal action incurred by Executive with respect to which Executive substantially prevails shall be reimbursed by the Company, without interest thereon.

7.4    No Set-Off or Defense. There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to Executive provided for in this Agreement. Executive’s claim that the Company has breached this Agreement shall not constitute a justification or defense for Executive’s breach of any provision hereof.

7.5    Assistance with Litigation. For a period of two years after his Separation Date, Executive will furnish such information and provide such assistance as may be reasonably necessary in connection with

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any litigation in which the Company (or an affiliate) is then or may become involved, without the payment of a fee or charge, except reimbursement of his direct expenses.

7.6    Headings. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7    Entire Agreement. This Agreement constitutes the final and complete understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

7.8    Amendments. This Agreement may be amended or modified at any time in any or all respects, but only by an instrument in writing executed by the parties hereto.
7.9    Choice of Law. The validity of this Agreement, the construction of its terms, and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Mississippi applicable to contracts made to be performed wholly within such state, without regard to the choice of law provisions thereof.

7.10    Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by a nationally recognized overnight delivery service (receipt requested), or (c) when received by the addressee, if sent in another manner, in each case as follows:

If to Executive:                        If to the Company:
    Mark W. Jeanfreau                    Renasant Corporation
    Most Recent Address                    209 Troy Street
    on File With the Company                Tupelo, MS 38802
                                Attn: Chief Executive Officer

or to such other addresses as a party may designate by notice to the other party.

7.11    Successors; Assignment. This Agreement is personal to Executive and shall not be assigned by him without the prior written consent of the Company.

This Agreement will inure to the benefit of and be binding upon the Company, its affiliates, successors and assigns, including, without limitation, any person, partnership, company, corporation or other entity that may acquire substantially all of the Company’s assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined. This Agreement will inure to the benefit of and be binding upon Executive, his heirs, estate, legatees and legal representatives. Any payment due to Executive hereunder shall be paid to his surviving spouse or estate after his death.

7.12    Severability. Each provision of this Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision was not contained herein. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Agreement without such provision.

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7.13    Withholding. The Company or an affiliate may withhold from any payment hereunder any federal, state or local taxes required to be withheld.

7.14    Survival. Notwithstanding any provision of this Agreement to the contrary, the obligation of the Company to make any payment or provide any benefit as of Executive’s Separation Date under Section 4 or 5 hereof shall survive the termination or expiration of this Agreement. The covenants imposed on Executive under Section 6 hereof shall remain operative and in full force and effect in accordance with their terms, regardless of the expiration or termination of this Agreement or Executive’s separation from employment hereunder. The parties further agree that the provisions of this Section 7 shall survive the termination or expiration of this Agreement for any reason.

7.15    Waiver. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of either party with respect to such term, covenant or condition will continue in full force and effect.
7.16     Code Section 409A. To the extent applicable, the parties intend that this Agreement shall be interpreted and construed in a manner consistent with the applicable provisions of Code Section 409A, including any regulations or other guidance promulgated thereunder. For purposes thereof: (a) each payment under this Agreement shall be treated as a separate payment; (b) the exclusions for short-term deferrals and payments on account of involuntary termination of employment shall be applied to the fullest extent applicable; (c) payments to be made upon a termination of employment or on account of Executive’s Separation Date that are deemed to constitute deferred compensation within the meaning of Code Section 409A shall be made upon Executive’s “separation from service” as determined thereunder; (d) any reference herein to the termination of Executive’s employment or to Executive’s termination date or words of similar import shall mean and be deemed to refer to the date of his “separation from service” within the meaning of Code Section 409A; (e) if Executive is a “specified employee” within the meaning of Code Section 409A, payments that are deemed to constitute deferred compensation within the meaning of Code Section 409A and that are payable on account of Executive’s separation from service, shall be delayed for six months as required under Code Section 409A, and thereafter shall be made when first permitted, without liability for interest or loss of investment opportunity thereon; (f) any amount payable in one of two calendar years shall be payable in the second such year; and (g) all reimbursements and in-kind payments hereunder that constitute deferred compensation within the meaning of Code Section 409A shall be made or provide in accordance with the requirements of such section.

7.17     Construction. The language in all parts of this Agreement shall be construed as a whole, according to fair meaning, and not strictly for or against any party. In drafting this Agreement, Executive has been afforded the opportunity to be represented by counsel of Executive’s choosing, and the terms of this Agreement have been fully negotiated by the parties hereto. The parties agree that, in the event of any ambiguity, this Agreement should not be construed against the Company solely as a result of being drafted by counsel for the Company.

7.18     Execution. This Agreement may be executed in any number of separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Facsimile or “PDF” transmissions of any executed original document and/or retransmission of any executed facsimile or “PDF” transmission shall be deemed to be the same as the delivery of an executed original.

THIS EXECUTIVE EMPLOYMENT AGREEMENT has been executed by the parties hereto as of the dates set forth below, to be effective as provided herein.

Execution Document

RENASANT CORPORATION            EXECUTIVE

By: /s/ E. Robinson McGraw                /s/ Mark W. Jeanfreau
Its: Executive Chairman                Mark W. Jeanfreau
Date: January 18, 2018                     Date: January 18, 2018

Exhibit A – Form of Waiver and Release

PD.22460404.2

EXHIBIT A
[FORM OF] WAIVER AND RELEASE
Notice Date:
Separation Date:

THIS WAIVER AND RELEASE (the “Release”) is made in consideration and as a condition of the receipt of the separation payments described in that certain Employment Agreement entered into by and between Renasant Corporation (with each of its subsidiaries, affiliates, divisions and operating units, collectively, the “Company”), and Mark W. Jeanfreau (“Executive”), first effective as of January 1, 2016 (the “Employment Agreement”), the sufficiency of which is acknowledged (the “Consideration”).

    1.    Executive understands that signing this Release is an important legal act; in connection with such execution, Executive:

a.    Acknowledges that he has been advised to consult an attorney before signing this Release and that Executive has done so.

b.    That he has 21 calendar days after the Notice Date (above) to consider whether to sign this Release, without alteration, and return it to the Company in accordance with the notice provisions set forth in the Employment Agreement, and that if he executes and delivers this Release before the expiration of the 21-day period, Executive will be deemed to have waived the balance of the period. Executive agrees that any negotiation or modification of this release shall not extend such 21-day period.

c.    Acknowledges that he has been given an opportunity to review this Release, that he fully understand its provisions, and that he has voluntarily entered into this Release.

e.    Understands that he may revoke this Release by providing written notice to the Company by hand delivery or by U.S. mail, postage prepaid in accordance with the notice provisions of Executive’s Employment Agreement, during the seven-day period following its execution; thereafter, this Release shall be irrevocable. Executive acknowledges that if he revokes this Release, the Company shall have no obligation to provide the Consideration, and that the Company shall have no obligation to pay the Consideration until this Release shall become irrevocable in accordance with its terms.

f.    Acknowledges that payment of the Consideration is voluntary on the part of the Company and are not required by any legal obligation of the Company, other than under the terms of the Employment Agreement and this Release.

g.    Agrees that if this Release is not executed and delivered to the Company before the end of the 21-day period described in subsection b hereof, the Company’s obligation in respect of the payment of the Consideration shall be deemed void and of no effect.

h.    Agrees that this Release shall not be executed and delivered to the Company before Executive’s Separation Date (above).

    2.    Executive, on his behalf and on behalf of his heirs, successors and assigns (collectively, the “Releasing Parties”), hereby releases and discharges the Company, including its past, present, or future parents, subsidiaries and affiliates, regardless of the form of entity in which maintained, shareholders, officers, directors, managers, members, owners, agents, trustees, administrators, insurers, attorneys, employees, and employee benefit plans or funds and their fiduciaries, including any predecessors, successors and/or assigns thereto (collectively, the “Parties Released”), from any claims, demands, causes of action and liabilities of any kind (including attorneys’ fees and costs), whether based in law or equity, whether contractual, common-law, statutory, federal, state, local, or otherwise, whether known or unknown, and whether arising by reason of any act, omission, transaction or occurrence, which the Releasing Parties had, may now have, or hereafter may have, against the Parties Released up to and including the date of the execution of this Release, other than the claims retained as provided in Section 3 below. Without limiting the generality of the foregoing, the Releasing Parties hereby specifically release and discharge the Parties Released from:

a.     Any claims relating to Executive’s employment with Parties Released, including any consideration payable with respect thereto or the termination thereof, the terms and conditions of such employment, employee benefits related to such employment, and Executive’s separation from such employment, and/or any of the events relating, directly or indirectly, to or surrounding such separation, including, but not limited to, claims for discriminatory, wrongful or retaliatory discharge, breach of contract, tort, defamation, slander, and emotional distress, but excluding those claims retained as provided in Section 3 below; and

b.     Any claims of discrimination, harassment, whistle blowing or retaliation in connection with Executive’s employment, whether arising under federal, state or local law, including, without limitation, all claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Reconstruction Era Civil Rights Act of 1866, 42 USC §§ 1981-86, as amended, the Rehabilitation Act of 1973, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, as amended, and the Sarbanes-Oxley Act of 2002.

3.    Notwithstanding the generality of Section 2 hereof, Executive does not waive or release: (a) any right or claim arising after the date on which Executive executes this Release; (b) ordinary claims for benefits accrued and vested or due as of his Separation Date under any benefit plan subject to ERISA or other benefit plan or arrangement sponsored and maintained by the Company; (c) any compensation or benefit due to him under the Employment Agreement; (d) any claim for compensation due under applicable law that cannot be waived as a matter of policy; and (e) any right to indemnification that Executive may possess to the full extent provided under the Company’s governing documents or any separate indemnification or insurance arrangement of the Company.

    4.    Should any of the provisions set forth in this Release be determined to be invalid by a court or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Release.

    5.    Nothing contained herein shall be deemed to prevent Executive from filing a charge or complaint, including a challenge to the validity of this Release, with the Equal Employment Opportunity Commission (“EEOC”) or from participating in any investigation or proceeding conducted by the EEOC; provided that Executive understands and agrees that he shall not be entitled to any damages or other type or form of award relating to any event that occurred prior to his execution of this Release.

ii

    6.    Executive further agrees that in the event of his material breach of this Release, in addition to any other legal or equitable remedy, the Company shall be entitled to recover any payments made under the Employment Agreement, subject to any restrictions on such recovery or as may be imposed under applicable law or as may be required to ensure that this Release is and remains valid and enforceable.
    7.    Executive agrees that the general provisions of Section 7 of his Employment Agreement, including the arbitration provisions thereof, shall be deemed incorporated herein by this reference and shall be and remain in full force and effect.

MARK W. JEANFREAU                WITNESS:

                            By:
Date:                              Print Name:
                            Date:

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RENASANT CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
AMENDMENT NO. 1

THIS AMENDMENT NO. 1 (the “Amendment”) is made and entered into by and between Mark Mark W. Jeanfreau (“Executive”) and Renasant Corporation, a Mississippi corporation (the “Company”), and is intended to amend that certain Executive Employment Agreement by and between Executive and the Company dated and effective as of September 1, 2017 (the “Employment Agreement”).

1.    Effectiveness and Construction. This Amendment shall be effective as of January 1, 2021 (the “Effective Date”). To the extent the terms of this Amendment and the Employment Agreement shall conflict, for periods on or after the Effective Date, the terms of this Amendment shall control. In all other respects, the terms of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Employment Agreement.

2.    Amendments.

(a)    Section 1.1 of the Employment Agreement is hereby amended to delete “Governance Counsel" and insert “General Counsel” in lieu thereof. Executive's appointment as General Counsel of the Company and its wholly-owned subsidiary Renasant Bank was effective as of January 21, 2020, notwithstanding the Effective Date.

(b)    Section 3.2(d) of the Employment Agreement is hereby amended to insert “and an additional monthly payment in an amount mutually acceptable to the parties, which Executive agrees shall be applied solely for reasonable housing and similar or related expenses regularly incurred by him during any period in which he is performing services in Tupelo, Mississippi or such other location other than the metropolitan area where Executive's primary residence is located (being Memphis, Tennessee as of January 2021 )” at the end of such section.

THIS AMENDMENT NO. 1 may be executed in multiple counterparts, including by means of facsimile or “PDF” transmission, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

RENASANT CORPORATION:            MARK W. JEANFREAU:

By: /s/ C. Mitchell Waycaster                /s/ Mark W. Jeanfreau
C. Mitchell Waycaster, President and Chief
Executive Officer
Date: February 10, 2021                Date: February 10, 2021

RENASANT CORPORATION
EXECUTIVE EMPLOYMENT AGREEMENT
AMENDMENT NO. 2

THIS AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into by and between Mark Mark W. Jeanfreau (“Executive”) and Renasant Corporation, a Mississippi corporation (the “Company”), and amends that certain Executive Employment Agreement by and between Executive and the Company effective as of September 1, 2017, as amended effective February 10, 2021 (as so amended, the “Employment Agreement”).

1.    Effectiveness and Construction. This Amendment shall be effective as of January 1, 2025 (the “Amendment Effective Date”). To the extent the terms of this Amendment and the Employment Agreement conflict, for periods from and after the Amendment Effective Date the terms of this Amendment shall control. In all other respects, the terms of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect. Unless otherwise defined herein, capitalized terms shall have the respective meanings ascribed to them in the Employment Agreement.

2.    Mandated Amounts. The Employment Agreement is amended by replacing the second paragraph of Section 4.2 thereof with the following:

As used herein, the “Mandated Amounts” shall consist of (a) any Base Compensation accrued but unpaid as of Executive’s Separation Date; (b) any unpaid transportation benefit due through the Separation Date under Section 3.2(d); (c) any expenses eligible for reimbursement under Section 3.2(e) or Section 3.3 and incurred through Executive’s Separation Date but that have not been reimbursed as of the Separation Date; (d) vested accrued benefits under any Company employee benefit plan or program subject to the terms of the applicable benefit plan or program; and (e) any additional amounts or benefits required by law to be provided, which cannot be waived. Payment or provision of the Mandated Amounts shall be made at the time or times and in the form prescribed under the applicable governing documents or in accordance with governing law, as the case may be.

3.    Executive’s Separation from Service In Connection With a Change in Control. The Employment Agreement is amended by replacing Section 5.2(c) with the following:

c.    A cash payment equal to 2.5 times the aggregate of Executive’s (i) Base Compensation in effect prior to the Change in Control, determined without regard to any reduction thereof giving rise to a Constructive Termination, and (ii) average bonus paid under the PBRP with respect to the Company’s two whole fiscal years preceding such Change in Control; such aggregate amount to be paid in the form of a single-sum not more than 60 days following Executive’s Separation Date.

4.    Executive’s Covenants.

(a)    The Employment Agreement is amended by inserting the following at the end of Section 6.2 thereof:

For the avoidance of doubt, nothing in this Agreement prohibits or restricts (or should be interpreted to prohibit or restrict) Executive (or his attorney) from reporting truthfully and in good faith to, or responding to any inquiry by, any federal, state, or local agency or regulatory authority or self-regulatory authority, including, without limitation, the Securities & Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission or the National Labor Relations Board, about a possible violation of law or regulation or making other disclosures that are protected under whistleblower or other provisions or any applicable federal or state law or regulations. Furthermore, Executive shall not be required to obtain the Company’s or the Bank’s prior authorization to make any such reports or disclosures, nor is Executive required to notify the Company or the Bank that he has made any such reports or disclosures.

Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Executive is further notified that if Executive files an action for retaliation by an employer for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in a proceeding if Executive: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

(b)    Executive expressly acknowledges and agrees that the covenants set forth in Section 6 of the Employment Executive Agreement, as amended hereby, shall continue in force and effect in accordance with their terms and for avoidance of doubt, that his “Separation Date” thereunder shall be the date on which he ceases to be employed by the Company and the Bank, which may be concurrent with the Expiration Date of at a subsequent date thereafter.

THIS AMENDMENT was approved by the Board of Directors of the Company prior to the date hereof, to be effective as provided herein.

RENASANT CORPORATION:            MARK W. JEANFREAU:

By: /s/ C. Mitchell Waycaster                /s/ Mark W. Jeanfreau
C. Mitchell Waycaster, Chief Executive Officer

Date: January 28, 2025                 Date: January 28, 2025